As filed with the Securities and Exchange Commission on August 24, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1441 Gardiner Lane
Louisville, Kentucky 40213
(502) 874-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott A. Catlett
General Counsel and Corporate Secretary
1441 Gardiner Lane
Louisville, Kentucky 40213
(502) 874-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David A. Schuette
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
(312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Debt Securities	(2)	(2)	(2)	(2)

(1)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)
A presently indeterminate aggregate principal amount of debt securities as may be issued from time to time at indeterminate prices is being registered hereunder

PROSPECTUS
YUM! BRANDS, INC.
Debt Securities

We may offer and sell from time to time our debt securities in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer.
Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add to or update information contained in this prospectus. You should read this prospectus and the supplement carefully before you invest.
The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.
Investing in our securities involves risks. You should carefully read the risk factors included or incorporated by reference in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
August 24, 2020.

i

ABOUT THIS PROSPECTUS
We have not authorized any other person to provide you with information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or the SEC. If anyone provides you with different or inconsistent information, we take no responsibility therefor, and can provide no assurance as to the reliability thereof. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or free writing prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, references in this prospectus to “YUM,” “we,” “us” and “our” refer to YUM! Brands, Inc. and its subsidiaries, collectively.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and therein.
We file annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC maintains an Internet site that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the document listed below:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020; and

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Current Reports on Form 8-K filed on January 6, 2020, January 13, 2020 (as amended on January 28, 2020), March 24, 2020, March 30, 2020, March 31, 2020, April 6, 2020, May 19, 2020 and August 14, 2020.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and prior to the termination of the offering of the debt securities shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Current Reports on Form 8-K containing only disclosures furnished under Item 2.02 or Item 7.01 of Form 8-K are not incorporated by reference in this prospectus. Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all filings incorporated by reference in this prospectus. You may request a copy of these filings by writing or telephoning us at our principal executive offices: YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213, Attention: Investor Relations, Telephone Number (888) 298-6986.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include the repayment of our indebtedness outstanding from time to time.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that we may offer in the future. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.
The debt securities are to be issued under an indenture (the “Indenture”), by and between YUM! Brands, Inc. and U.S. Bank National Association, as trustee (the “trustee”). A copy of the form of Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the Indenture. Our discussion of the Indenture provisions is not complete. You should read the Indenture for a more complete understanding of the provisions we describe.
General
The Indenture provides that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The debt securities will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness from time to time outstanding.
Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:
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the title of the debt securities;

•
the purchase price of the debt securities;

•
any limit on the aggregate principal amount of the debt securities of a particular series;

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whether any of the debt securities are to be issuable in permanent global form;

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the date or dates on which the debt securities will mature;

•
the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

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the payment dates on which interest, if any, on the debt securities will be payable and the record dates, if any;

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any mandatory or optional sinking fund or analogous provisions;

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each office or agency where, subject to the terms of the Indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the Indenture, the debt securities may be presented for registration of transfer or exchange;

•
the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of YUM or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•
the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

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the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary; and

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any other terms of the debt securities, including any additional events of default or covenants.

Except where specifically described in the applicable prospectus supplement with respect to any series of debt securities, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of YUM in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.
We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts.
Certain Covenants
Set forth below are summaries of certain covenants that will be contained in the Indenture that will apply to us.
Limitation on Liens
We will not create, assume or suffer to exist any lien on any “Restricted Property,” to secure any of our Debt or that of our subsidiaries or any other person, or permit any subsidiary of ours to do so, without securing the debt securities equally and ratably with (or prior to) such Debt for so long as such Debt is so secured.
This covenant will not apply to any of the following types of liens:
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with respect to any particular series of debt securities, liens existing on the date of issuance of such series;

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liens on Restricted Property of persons at the time they become our subsidiaries;

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liens existing on Restricted Property when acquired by us or any of our subsidiaries (including through merger or consolidation);

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liens to secure Debt incurred to finance the purchase price, construction, alteration, repair or improvement of Restricted Property;

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liens securing Debt of a subsidiary of ours owing to us or another of our subsidiaries;

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liens securing industrial development, pollution control, or similar revenue bonds or in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of law;

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liens (i) to secure the payment of all or any part of the purchase price of any Restricted Property or the cost of construction, installation, renovation, improvement or development on or of such Restricted Property or (ii) to secure any Debt incurred prior to, at the time of, or within 360 days after the later of the acquisition, the completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such Restricted Property for the purpose of financing all or any part of the purchase price or cost thereof;

•
liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all of the other Debt of ours and the Debt of our subsidiaries owning Restricted Property which is secured by liens that would otherwise be prohibited by this covenant and the value of Sale and Leaseback Transactions described below effected in accordance with this exception, does not exceed 10% of our Consolidated Net Tangible Assets; and

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any extension, renewal or refunding of any liens referred to in the foregoing clauses; provided, however, that in the case of this exception, the principal amount of Debt secured thereby will not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Under the Indenture, “Debt” means (a) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness, (b) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms, and (c) all rental obligations as lessee under leases which will have been or should be, in accordance with generally accepted accounting principles, recorded as finance leases.

Under the Indenture, “Restricted Property” means (a) any individual facility or other real property, or portion thereof, owned or leased by us or any of our subsidiaries and located within the continental United States of America whose gross book value (before deducting accumulated depreciation) is in excess of 3% of our Consolidated Net Tangible Assets, other than any such facility, property or portion thereof which, in the opinion of our Board of Directors, is not of material importance to our business and that of our subsidiaries, taken as a whole, and (b) any shares of capital stock or indebtedness of any subsidiary owning any such facility, property or portion thereof. As of the date of this prospectus, we and our subsidiaries have no Restricted Properties.
Under the Indenture, “Consolidated Net Tangible Assets” refers to the total amount of our assets (less applicable valuation allowances) after deducting (a) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined in accordance with generally accepted accounting principles.
Limitation on Sale and Leaseback Transactions
We will not, and will not permit any subsidiary of ours to, enter into any Sale and Leaseback Transaction unless:
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we or such subsidiary would be entitled under the provisions described above under “Limitation on Liens” to incur Debt in a principal amount equal to the value of such Sale and Leaseback Transaction, secured by liens on the facilities to be leased, without equally and ratably securing the debt securities, or

•
we or such subsidiary, during the six months following the effective date of such Sale and Leaseback Transaction, apply an amount equal to the value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the retirement of the debt securities of any series or other debt of ours or a Subsidiary of ours.

A “Sale and Leaseback Transaction” is any arrangement with any person pursuant to which we or any of our subsidiaries leases any Restricted Property that has been or is to be sold or transferred by us or the subsidiary to such person, other than:
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leases for a term, including renewals at the option of the lessee, of not more than three years;

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leases between us and a subsidiary of ours or between subsidiaries of ours; and

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leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property.

The value of a Sale and Leaseback Transaction is an amount equal to the present value of the lease payments (after deducting the amount of rent to be received under noncancellable subleases) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of such Sale and Leaseback Transaction.
For purposes of determining such value, “lease payments” are the aggregate amount of the rent payable by the lessee with respect to the applicable period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease payment will be estimated in such reasonable manner as our Board of Directors may in good faith determine.

Merger, Amalgamation and Consolidation
The Indenture provides that we will not consolidate with or merge or amalgamate with or into any person nor will we, in a single transaction or a series of related transactions, convey, transfer or lease all or substantially all of our property and assets to any person, unless:
(1)
the resulting surviving or transferee person (the “Successor”) will be a person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, and the Successor (if other than us), by supplement to the Indenture, expressly assumes all of our obligations under the debt securities and the Indenture;

(2)
immediately after giving effect to such transaction, no event of default (or event which with the passage of time or the giving of notice on both would become an event of default) shall have occurred and be continuing; and

(3)
we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) comply with the Indenture and an opinion of counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor.

Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), we may consolidate or otherwise combine with or merge or amalgamate into an affiliate of ours incorporated or organized for the purpose of changing our legal domicile, reincorporating in another jurisdiction or changing our legal form.
There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of our property and assets.
Events of Default, Waiver and Notice
An event of default with respect to any series of the debt securities is defined in the Indenture as being:
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default in payment of any interest on or any additional amounts payable in respect of the debt securities of that series which remains uncured for a period of 30 days;

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default in payment of principal of or premium, if any, on the debt securities of that series when due either at stated maturity, upon redemption, by declaration of acceleration or otherwise;

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our default in the performance or breach of any other covenant or agreement in the Indenture in respect of the debt securities of such series which shall not have been remedied for a period of 90 days after notice;

•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (or the payment of which is guaranteed by us), which default:

(a)
is caused by a failure to pay principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) provided in such indebtedness (“payment default”); or

(b)
results in the acceleration of such indebtedness prior to its stated final maturity (the “cross acceleration provision”); and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100 million or more;

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the taking of certain actions by us or a court relating to our bankruptcy, insolvency or reorganization; and

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any other event of default provided in the Indenture with respect to debt securities of that series.

The Indenture requires the trustee to give the holders of the debt securities notice of a default known to it within 90 days unless the default is cured or waived. However, the Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of the debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee in good faith determines that it is in the interest of the holders of the debt securities of such series to do so.
The Indenture also provides that if an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal amount of all the debt securities of that series and interest accrued thereon, to be due and payable immediately.
Upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).
In the event of a declaration of acceleration of the debt securities because an event of default described above relating to a payment default or cross acceleration of other indebtedness has occurred and is continuing, the declaration of acceleration of the debt securities shall be automatically annulled if the payment default or cross acceleration triggering such event of default shall be remedied or cured, or waived by the holders of the indebtedness , or the indebtedness that gave rise to such event of default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect hereto and if (1) the annulment of the acceleration of the debt securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, except nonpayment of principal and accrued interest on the debt securities that became due solely because of the acceleration of the debt securities have been cured or waived.
If an event of default under the Indenture relating to our bankruptcy, insolvency or reorganization shall have occurred and is continuing, then the principal amount of all the outstanding debt securities will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series provided that such direction shall not be in conflict with any rule of law or the Indenture and shall not be unduly prejudicial to the holders not taking part in such direction. If an event of default occurs and is continuing, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the debt securities.
The Indenture provides that no holder of the debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy thereunder unless:
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that holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee indemnity satisfactory to the trustee against costs, expenses and liabilities incurred in complying with such request; and

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for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under the Indenture annually a statement as to performance or fulfillment of our obligations under the Indenture and as to any default in such performance or fulfillment.
Modification, Amendment and Waiver
Together with the trustee, we may modify the Indenture without the consent of the holders of the debt securities for limited purposes, including, but not limited to, adding to our covenants or events of default, curing ambiguities or correcting any defective provisions, or making any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the holders of the debt securities of any series in any material respect.
The Indenture provides that we and the trustee may modify and amend the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:
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change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

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reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

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impair the right to enforce any payment on or after the stated maturity or redemption date;

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change the place or currency of any payment of principal or interest on any debt security;

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reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture;

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reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority;

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modify the provisions in the Indenture relating to adding provisions or changing or eliminating provisions of the Indenture or modifying rights of holders of debt securities to waive defaults under the Indenture; or

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adversely affect the right to repayment of the debt securities at the option of the holders.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under the Indenture.
Satisfaction and Discharge
We may be discharged from our obligations under the Indenture with respect to any series of debt securities when all of the debt securities of such series not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities of such series.
Governing Law
The Indenture and the debt securities issued thereunder will be governed by, and will be construed in accordance with, the laws of the State of New York. The Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended.
The Trustee
U.S. Bank National Association will serve as trustee under the Indenture.

BOOK-ENTRY SECURITIES
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the Indenture.
Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the Indenture.
Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us that it is:
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a limited-purpose trust company organized under New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTTC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).
Principal and interest payments, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.
In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the Direct Participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.
We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to appoint another depository for the debt securities of such series. If another depository is not appointed by us within 90 days after we receive such notice, definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.
We may at any time in our sole discretion determine that the debt securities of any series shall no longer be represented by the Global Note, in which case definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.

EXPERTS
The consolidated financial statements of YUM! Brands, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the method of accounting for leases in fiscal year 2019 due to the adoption of Topic 842, Leases, and for revenue from contracts with customers in fiscal year 2018 due to the adoption of Topic 606, Revenue from Contracts with Customers.
LEGAL MATTERS
The validity of the debt securities offered by this prospectus will be passed upon by Mayer Brown LLP, Chicago, Illinois, on behalf of YUM.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth estimated fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).
SEC registration fee		$(1)
Trustees’ and transfer agent fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Rating agency and listing fees		*
Printing and engraving expenses		*
Miscellaneous expenses		*
Total	$	*

(1)
Deferred in reliance upon Rules 456(b) and Rule 457(r) under the Securities Act.

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act, or NCBCA, contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.
Article Sixth of the registrant’s Restated Articles of Incorporation, referred to as the Charter, provides that the registrant will, to the fullest extent permitted by law, indemnify its directors and officers against all liabilities and expenses (including attorney’s fees) in any suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the registrant, including all appeals therefrom, arising out of their status as such or their activities in any of the foregoing capacities, unless the activities of the person to be indemnified were, at the time taken, known or believed by such director or officer to be clearly in conflict with the registrant’s best interests. The Charter also provides that the registrant will indemnify any person who, at its request, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under any employee benefit plan. Indemnification provided under the Charter will in each case include advances of a director’s or officer’s expenses prior to final disposition of such proceeding upon receipt of an undertaking to repay such amount unless it will ultimately be determined that he or she is entitled to be indemnified. The foregoing rights of indemnification under the

Charter are not exclusive of any other rights to which those seeking indemnification may be entitled and will not be limited by the provisions of Sections 55-8-50 through 55-8-58 of the NCBCA or any successor statute.
The registrant’s officers and directors are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.
The registrant has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the registrant. The registrant may from time to time enter into indemnity agreements with additional individuals who become its officers and/or directors.
Item 16.
Exhibits.

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.
Item 17.
Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1	Form of Indenture between YUM! Brands, Inc. and U.S. Bank National Association, as trustee
5.1	Opinion of Mayer Brown LLP with respect to validity of securities
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney (included on the signature page of the registration statement)
25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association

*
To be filed, if necessary, by amendment or pursuant to a report filed with the SEC under the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky on the 24th day of August, 2020.
YUM! BRANDS, INC.
By:
/s/ David W. Gibbs

David W. Gibbs
Chief Executive Officer
Each person whose signature appears below hereby severally constitutes and appoints Chris Turner, Keith Siegner and Scott Catlett, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on the 24th day of August, 2020.
Signature	Title
/s/ David W. Gibbs David W. Gibbs	Chief Executive Officer (Principal Executive Officer)
/s/ Chris Turner Chris Turner	Chief Financial Officer (Principal Financial Officer)
/s/ David E. Russell David E. Russell	Senior Vice President, Finance and Controller (Principal Accounting Officer)
/s/ Paget L. Alves Paget L. Alves	Director
/s/ Keith Barr Keith Barr	Director
/s/ Michael J. Cavanaugh Michael J. Cavanaugh	Director
/s/ Christopher B. Connor Christopher B. Connor	Director
/s/ Brian C. Cornell Brian C. Cornell	Director
/s/ Tanya L. Dormier Tanya L. Dormier	Director

Signature	Title
/s/ Miriam M. Graddick-Weir Miriam M. Graddick-Weir	Director
/s/ Thomas C. Nelson Thomas C. Nelson	Director
/s/ P. Justin Skala P. Justin Skala	Director
/s/ Elane B. Stock Elane B. Stock	Director
/s/ Annie Young-Scrivner Annie Young-Scrivner	Director